Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Steven N. Barlow

Vice President, Investor Relations

ExlService Holdings, Inc.

280 Park Avenue

New York, NY 10017

(212) 624-5913

ir@exlservice.com

EXL REPORTS 2014 FOURTH QUARTER AND FULL YEAR RESULTS AND PROVIDES GUIDANCE FOR CALENDAR YEAR 2015

2014 Fourth Quarter Revenues of $135.3 Million and Adjusted Diluted EPS of $0.48

2014 Revenues of $499.3 Million and Adjusted Diluted EPS of $1.82

2015 Revenue Guidance of $570 million to $590 million

2015 Adjusted Diluted EPS Guidance of $1.85 to $1.95

New York, NY – February 24, 2015 – ExlService Holdings, Inc. (NASDAQ: EXLS), a leading provider of Operations Management and Analytics and Business Transformation services, today announced its financial results for the fourth quarter of 2014 and the year ended December 31, 2014.

Rohit Kapoor, Vice Chairman and CEO, commented: “EXL had a strong finish to 2014 with record annual revenues and earnings. In 2014, we achieved revenues, excluding reimbursement of disentanglement costs, of $525.6 million and $1.82 of adjusted diluted EPS. Our revenue growth this year was led by our Analytics and Business Transformation segment and specifically Analytics, which grew 44% year over year. Operations Management made progress with the implementation of our proprietary Business EXLerator Framework™ across client relationships while adding to our suite of BPaaS offerings that integrate process management and technology platforms. The integration of our recent acquisitions is proceeding well, and we are starting to actively take our combined capabilities to market.

I am pleased to announce the signing of an agreement to acquire analytics firm RPM Direct. This strategic acquisition combines EXL’s large-scale analytics team with RPM’s leading data-driven marketing analytics expertise and proprietary data assets focused on insurance and healthcare. RPM maintains its own database on over 250 million consumers in the U.S. in order to drive optimal data-driven decision making and predictive analytics through a flexible, on-demand service model. With the acquisition of RPM, Analytics is now expected to represent more than 20% of EXL’s revenues.

Looking at the year ahead, I am optimistic about the demand environment, and see EXL extremely well positioned with a range of solutions to help our clients look deeper to find innovative solutions to their business challenges.”

Vishal Chhibbar, EXL’s CFO, commented: “In the fourth quarter, EXL achieved record revenues of $135.3 million, or $143.8 million, excluding reimbursement of disentanglement costs representing growth of 15.5% year-over year. Robust quarterly revenue growth combined with stable adjusted operating margins results in adjusted diluted earnings per share of $0.48, up 8.8% from the prior quarter.

We announced today that our Board of Directors authorized a three-year, $20 million annual common stock repurchase program, effective immediately. The share repurchase program will allow us to use our strong balance sheet, including $188 million of cash and short-term investments at December 31, 2014, to limit dilution from equity-based compensation.

For 2015, we are providing revenue guidance of $570 million to $590 million, representing annual revenue growth of 8.5% to 12.5%, and adjusted diluted earnings per share of $1.85 to $1.95. Our guidance excludes any contribution from the pending acquisition of RPM Direct.”

Our business is divided into two reporting segments: Operations Management (previously Outsourcing) and Analytics and Business Transformation (previously Transformation). We changed our reporting segment nomenclature for 2014 in order to better describe the nature of our engagements with our clients. The business composition of each reporting segment remains unchanged.

Reconciliations of adjusted financial measures to GAAP are included at the end of this release.

•	Revenues for the quarter ended December 31, 2014 were $135.3 million compared to $124.1 million for the quarter ended December 31, 2013 and $122.5 million for the quarter ended September 30, 2014. Revenues for the quarter ended December 31, 2014 were reduced by approximately $8.5 million due to the reimbursement of disentanglement costs. Operations Management revenues for the quarter ended December 31, 2014 were $103.1 million compared to $100.4 million for the quarter ended December 31, 2013 and $91.2 million for the quarter ended September 30, 2014. Analytics and Business Transformation revenues for the quarter ended December 31, 2014 were $32.2 million compared to $23.7 million for the quarter ended December 31, 2013 and $31.3 million for the quarter ended September 30, 2014.

•	Gross margin for the quarter ended December 31, 2014 was 32.5% compared to 42.0% for the quarter ended December 31, 2013 and 30.6% for the quarter ended September 30, 2014. Operations Management gross margin for the quarter ended December 31, 2014 was 32.8% compared to 43.4% for the quarter ended December 31, 2013 and 31.0% for the quarter ended September 30, 2014. Analytics and Business Transformation gross margin for the quarter ended December 31, 2014 was 31.5% compared to 35.7% for the quarter ended December 31, 2013 and 29.4% for the quarter ended September 30, 2014.

•	Operating margin for the quarter ended December 31, 2014 was 5.2% compared to 18.5% for the quarter ended December 31, 2013 and 4.4% for the quarter ended September 30, 2014. Adjusted operating margin for the quarter ended December 31, 2014 was 14.1% compared to 21.9% for the quarter ended December 31, 2013 and 14.3% for the quarter ended September 30, 2014. Adjusted EBITDA for the quarter ended December 31, 2014 was $26.1 million compared to $31.8 million for the quarter ended December 31, 2013 and $24.4 million for the quarter ended September 30, 2014.

•	Net income for the quarter ended December 31, 2014 was $7.5 million compared to $15.9 million for the quarter ended December 31, 2013 and $6.1 million for the quarter ended September 30, 2014.

•	Diluted earnings per share for the quarter ended December 31, 2014 were $0.22, compared to $0.47 for the quarter ended December 31, 2013 and $0.18 for the quarter ended September 30, 2014. Adjusted diluted earnings per share for the quarter ended December 31, 2014 was $0.48 compared to $0.56 for the quarter ended December 31, 2013 and $0.44 for the quarter ended September 30, 2014.

Business Highlights

•	Signed an agreement to acquire analytics firm RPM Direct. The merger consideration for RPM is $47 million in cash plus contingent cash consideration of up to $23 million and approximately $4 million of restricted stock. The acquisition is expected to close in the first quarter of 2015, subject to the fulfillment of certain closing conditions and is expected to be accretive to adjusted EPS.

•	Exercised our option to increase credit commitments by $50 million with the same terms and conditions which were available in the credit agreement dated October 27, 2014.

•	Authorized a three-year, $20 million annual common stock repurchase program, effective immediately. Shares may be purchased through December 31, 2017 by the Company on the open market and through private transactions as determined by EXL’s management.

•	Elected Deborah Kerr to the Board of Directors effective January 1, 2015.

•	Announced the appointment of Nalin Miglani in the role of EVP, Chief Human Resource Officer.

•	Won 26 new clients for the year.

•	Expanded multiple operations management relationships, including migrating 25 new processes in the fourth quarter of 2014.

•	Awarded as an “Industry Leader” for security in the business process management (BPM) sector for major, industry-first initiatives in information security by NASSCOM-DSCI.

•	Named a leader in the transportation management segment of the 2014 “HfS Blueprint Report: Supply Chain Management BPO,” published by HfS Research.

•	Launched an integrated Accounts Receivables Management solution, which combines benchmarking and best practices with state-of-the-art technology and powerful analytics.

•	Recorded headcount as of December 31, 2014 of 22,800, compared to 23,050 as of September 30, 2014 and 22,200 as of December 31, 2013.

•	Reported employee attrition for the quarter ended December 31, 2014 of 33.5%, compared with 38.0% for the quarter ended September 30, 2014 and 25.0% for the quarter ended December 31, 2013.

2015 Outlook

Based on current visibility and an Indian rupee to U.S. dollar exchange rate of 62, the Company is providing the following guidance for calendar year 2015:

•	Revenue of $570 million to $590 million.

•	Adjusted diluted earnings per share, excluding the impact of stock-based compensation expense, amortization of intangibles and associated tax impacts, of $1.85 to $1.95.

•	Guidance excludes any contribution from the pending acquisition of RPM Direct.

Conference Call

ExlService Holdings, Inc. will host a conference call on Tuesday, February 24, 2015 at 8:00 a.m. (ET) to discuss the Company’s quarterly and annual operating and financial results. The conference call will be available live via the internet by accessing the investor relations section of EXL’s website at ir.exlservice.com, where an accompanying investor-friendly spreadsheet of historical operating and financial data can also be accessed. Please go to the website at least fifteen minutes prior to the call to register, download and install any necessary audio software.

To listen to the conference call via phone, please dial 1-877-303-6384 or 1-224-357-2191 and an operator will assist you. For those who cannot access the live broadcast, a replay will be available on the EXL website ir.exlservice.com).

EXLSERVICE HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except share and per share amounts)

	(Audited) Year ended December 31,		(Unaudited) Three months ended December 31,
	2014	2013	2014	2013
Revenues, net	$499,278	$478,452	$135,286	$124,123
Cost of revenues (exclusive of depreciation and amortization)	332,535	290,942	91,371	72,050

Gross profit	166,743	187,510	43,915	52,073

Operating expenses:
General and administrative expenses	65,381	58,797	18,389	14,532
Selling and marketing expenses	39,294	36,376	10,482	8,492
Depreciation and amortization	28,028	24,917	7,979	6,074

Total operating expenses	132,703	120,090	36,850	29,098

Income from operations	34,040	67,420	7,065	22,975
Other income/(expense) :
Foreign exchange loss	(5)	(4,990)	323	(1,864)

Interest and other income, net	3,603	2,547	743	786

Income before income taxes	37,638	64,977	8,131	21,897
Income tax provision	5,193	16,880	670	6,038

Net income	$32,445	$48,097	$7,461	$15,859

Earnings per share:

Basic	$0.99	$1.47	$0.23	$0.48

Diluted	$0.96	$1.42	$0.22	$0.47
Weighted-average number of shares used in computing earnings per share:
Basic	32,804,606	32,750,178	32,986,276	32,788,489
Diluted	33,636,593	33,842,938	33,761,462	33,792,757

EXLSERVICE HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(Audited)

(In thousands, except share and per share amounts)

	December 31,	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$176,499	$148,065
Short-term investments	11,577	5,987
Restricted cash	1,395	423
Accounts receivable, net	80,244	76,121
Prepaid expenses	5,783	5,168
Deferred tax assets, net	4,455	6,958
Advance income tax, net	9,905	2,024
Other current assets	12,533	7,881

Total current assets	302,391	252,627

Fixed assets, net	45,369	34,564
Restricted cash	3,258	3,568
Deferred tax assets, net	11,985	12,254
Intangible assets, net	46,979	34,115
Goodwill	139,599	107,407
Other assets	23,975	18,897

Total assets	$573,556	$463,432

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,663	$4,714
Deferred revenue	7,690	8,618
Accrued employee cost	37,606	29,405
Accrued expenses and other current liabilities	40,206	32,219
Current portion of capital lease obligations	803	1,119

Total current liabilities	90,968	76,075

Long term borrowings	50,000	—
Capital lease obligations, less current portion	560	1,371
Non-current liabilities	12,870	19,812

Total liabilities	154,398	97,258

Commitments and contingencies
Preferred stock, $0.001 par value; 15,000,000 shares authorized, none issued	—	—
Stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized, 34,203,352 shares issued and 32,905,467 shares outstanding as of December 31, 2014 and 33,342,312 shares issued and 32,172,183 shares outstanding as of December 31, 2013	34	33
Additional paid-in-capital	233,173	214,522
Retained earnings	269,424	236,979
Accumulated other comprehensive loss	(55,509)	(60,718)

Total stockholders’ equity including shares held in treasury	447,122	390,816

Less: 1,297,885 shares as of December 31, 2014 and 1,170,129 shares as of December 31, 2013, held in treasury, at cost	(27,964)	(24,642)

Total stockholders’ equity	419,158	366,174

Total liabilities and stockholders’ equity	$573,556	$463,432

EXLSERVICE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

Reconciliation of Adjusted Financial Measures to GAAP Measures

In addition to its reported operating results in accordance with U.S. generally accepted accounting principles (GAAP), EXL has included in this release adjusted financial measures (adjusted EBITDA, adjusted net income and adjusted diluted earnings per share) that the Securities and Exchange Commission defines as “non-GAAP financial measures.” The adjusted financial measures disclosed by the EXL should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from those financial statements should be carefully evaluated. EXL believes that providing these adjusted measures may help investors better understand EXL’s underlying financial performance. Management also believes that these adjusted financial measures, when read in conjunction with EXL’s reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company’s results and comparisons of the Company’s results with the results of other companies. EXL believes that it is unreasonably difficult to provide its financial outlook in accordance with GAAP for a number of reasons including, without limitation, EXL’s inability to predict its future stock-based compensation expense under ASC Topic 718 and the amortization of intangibles associated with further acquisitions, and the uncertainty around the reimbursement of transition and disentanglement costs for a disclosed client issue. EXL also incurs significant non-cash charges for depreciation that may not be indicative of the Company’s ability to generate cash flow.

Additionally, EXL provides certain information on a constant currency basis, which reflects a comparison of current period results translated at the prior period currency rates. This information is provided because EXL believes that it provides useful incremental information to investors regarding EXL’s operating performance.

The following table shows the reconciliation of these adjusted financial measures from GAAP measures for the year ended December 31, 2014 and December 31, 2013, the three months ended December 31, 2014 and December 31, 2013 and for the three months ended September 30, 2014:

Reconciliation of Adjusted Operating Income and Adjusted EBITDA

(Amounts in thousands)

	Year Ended December 31,		Three Months Ended December 31,		Three Months Ended September 30,
	2014	2013	2014	2013	2014
Revenues (GAAP)	$499,278	$478,452	$135,286	$124,123	$122,457
add: Reimbursement of transition and disentanglement costs (a)	26,347	351	8,532	351	9,626

Revenues (Non-GAAP)	$525,625	$478,803	$143,818	$124,474	$132,083
subtract: Cost of revenues (GAAP)	(332,535)	(290,942)	(91,371)	(72,050)	(84,983)
subtract: Operating expenses (GAAP)	(132,703)	(120,090)	(36,850)	(29,098)	(32,083)

Income from operations (Non-GAAP)	$60,387	$67,771	$15,597	$23,326	$15,017
add: Stock-based compensation expense (b)	11,011	11,832	2,493	2,360	2,376
add: Amortization of acquisition-related intangibles (c)	6,623	6,300	2,157	1,536	1,441

Adjusted operating income (Non-GAAP)	$78,021	$85,903	$20,247	$27,222	$18,834

Adjusted operating income margin as a % of Revenues (Non-GAAP)	14.8%	17.9%	14.1%	21.9%	14.3%
add: Depreciation	21,405	18,617	5,822	4,538	5,573

Adjusted EBITDA (Non-GAAP)	$99,426	$104,520	$26,069	$31,760	$24,407

Adjusted EBITDA margin as a % of Revenues (Non-GAAP)	18.9%	21.8%	18.1%	25.5%	18.5%

(a)	To exclude reimbursement of transition and disentanglement costs for a disclosed client issue.
(b)	To exclude stock-based compensation expense under ASC Topic 718.
(c)	To exclude amortization of acquisition-related intangibles.

Reconciliation of Adjusted Net Income and Adjusted Diluted Earnings Per Share

(Amounts in thousands, except per share data)

	Year Ended December 31,		Three Months Ended December 31,		Three Months Ended September 30,
	2014	2013	2014	2013	2014
Net income (GAAP)	$32,445	$48,097	$7,461	$15,859	$6,075
add: Stock-based compensation expense (a)	11,011	11,832	2,493	2,360	2,376
add: Amortization of acquisition-related intangibles (b)	6,623	6,300	2,157	1,536	1,441
add: reimbursement of transition and disentanglement costs (c)	26,347	351	8,532	351	9,626
subtract: Tax impact on stock-based compensation expense	(4,205)	(4,520)	(951)	(900)	(907)
subtract: Tax impact on amortization of acquisition-related intangibles	(879)	(714)	(348)	(170)	(191)
subtract: Tax impact on reimbursement of transition and disentanglement costs	(10,012)	(133)	(3,242)	(133)	(3,658)

Adjusted net income (Non-GAAP)	$61,330	$61,213	$16,102	$18,903	$14,762

Adjusted diluted earnings per share (Non-GAAP)	$1.82	$1.81	$0.48	$0.56	$0.44

(a)	To exclude stock-based compensation expense under ASC Topic 718.
(b)	To exclude amortization of acquisition-related intangibles.
(c)	To exclude reimbursement of transition and disentanglement costs for a disclosed client issue.

About EXL

EXL (NASDAQ: EXLS) is a leading business process solutions company that looks deeper to drive business impact through integrated services and industry knowledge. EXL provides operations management, decision analytics and technology platforms to organizations in insurance, healthcare, banking and financial services, utilities, travel, and transportation and logistics, among others. We work as a strategic partner to help our clients streamline business operations, improve corporate finance, manage compliance, create new channels for growth and better adapt to change. Headquartered in New York and in business since 1999, EXL has approximately 23,000 professionals in locations throughout the U.S., Europe and Asia. For more information, visit www.exlservice.com.

This press release contains forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to the EXL’s operations and business environment, all of which are difficult to predict and many of which are beyond EXL’s control. Forward-looking statements include information concerning EXL’s possible or assumed future results of operations, including descriptions of its business strategy. These statements may include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of management’s experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although EXL believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect EXL’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors are discussed in more detail in EXL’s filings with the Securities and Exchange Commission, including EXL’s Annual Report on Form 10-K for the year ended December 31, 2014. These risks could cause actual results to differ materially from those implied by forward-looking statements in this release. You should keep in mind that any forward-looking statement made herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect EXL. EXL has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.